                        QUALITY FOOD CENTERS, INC.
                              EXHIBIT 11.0
                    COMPUTATION OF PER SHARE EARNINGS


Calculations of per share earnings reported in this report on Form 10-Q for the 12 and 36 week periods ended September 9, 1995 and September 3, 1994 are based on the following:



                           12 Weeks Ended               36 Weeks Ended
                      ------------------------      ------------------------
                       Sept. 9,      Sept. 3,       Sept. 9,       Sept. 3,
                         1995          1994           1995           1994
                      ----------    ----------     ----------     ----------
Weighted average
  shares
  outstanding         14,423,104    19,462,191     16,273,187     19,414,258

Dilutive effect
  of stock options       129,896       232,809        127,813        235,742
                      ----------    ----------     ----------     ----------
Weighted average
  number of
  shares              14,553,000    19,695,000     16,401,000     19,650,000
                      ----------    ----------     ----------     ----------
                      ----------    ----------     ----------     ----------